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                                                                 EXHIBIT 10.1

                              ANGELICA CORPORATION
                             1994 PERFORMANCE PLAN
                              (as amended 1/31/95)


         1. PURPOSE. The purpose of this Plan is to encourage certain employees of Angelica Corporation, and of such subsidiaries of the Corporation as the Committee administering the Plan designates, to acquire Common Stock of the Corporation or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Corporation and thus provide an incentive for continuation of the efforts of employees for the success of the Corporation and for continuity of employment.


         2. ADMINISTRATION. The Plan will be administered by the Compensation and Organization Committee (the "Committee") of the Board of Directors of the Corporation consisting of three or more Directors as the Board may designate from time to time, each of whom is an "outside director" as that term is defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code) and the regulations promulgated thereunder and none of whom have been eligible to receive a benefit under this Plan for a period of at least one year prior to appointment or during the period of appointment. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Corporation and its stockholders and in accordance with the purpose of the Plan. A majority of members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members.


         3. SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of Five Hundred Thousand (500,000) shares of Common Stock of the Corporation, which may be authorized but unissued or treasury shares. Stock underlying outstanding options or Performance Awards will be counted against the Plan maximum while such options, rights or awards are outstanding. Shares underlying expired, cancelled or forfeited options, rights or awards may be added back to the Plan. When the exercise price of stock options is paid by delivery of shares of Common Stock of the Corporation, or if the Committee approves the withholding of shares from a distribution in payment of the exercise price, the number of shares available for issuance under the Plan shall be reduced by the gross (rather than the net) number of shares which would have been issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. Notwithstanding any other provisions of this Plan, no individual participant shall be granted stock options with respect to more than 200,000 shares of Common Stock of the Corporation during the term of the Plan. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions. Shares of Restricted Stock may not be added back to the Plan if such Restricted Stock is forfeited.


         4.    PARTICIPANTS AND PERMISSIBLE TRANSFEREES.

         (a) Participants will consist of such officers and key employees of the Corporation or any designated subsidiary as the Committee in its sole discretion determines have an important impact on the success and future growth and profitability of the Corporation. Designation of a participant in any year shall not require the Committee to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider such


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factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

         (b) A permissible transferee is a person or entity, other than a participant, to whom a Nonqualified Option, Restricted Stock or Performance Award is transferred as provided in Sections 7, 8(f) or 9(c). The only permissible transferees are (i) one or more members of the participant's family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant's family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant's family exceed 80 percent (80%) of all interests. For this purpose, the participant's family includes only the participant's spouse, children and grandchildren.


         5. TYPES OF BENEFITS. The following benefits may be granted under the Plan: (a) Incentive Stock Options, (b) Nonqualified Stock Options;
(c) Restricted Stock; and (d) Performance Awards; all as described below.


         6. INCENTIVE STOCK OPTIONS: Incentive Stock Options shall consist of stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or (iii) by directing the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the option that number of shares of Common Stock having an aggregate fair market value on the date of exercise equal to the exercise price for all of the shares of Common Stock subject to such exercise, or (iv) by a combination of any of the foregoing, in the manner provided in the option agreement. Incentive Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death or disability. In the event termination of employment occurs as a result of death or disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by disability, then the period of exercise following death shall be the remainder of the 12-month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any Incentive Stock Option be exercised more than ten years after its grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Corporation and its subsidiary corporations) shall not exceed $100,000.


         7. NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options shall consist of nonqualified stock options to purchase shares of Common Stock at purchase prices not less than 100% of the fair market value of the shares on the date the option is granted. Said purchase price may be paid (i) by check or, in the discretion of the Committee, either (ii) by the delivery of shares of Common Stock of the Corporation then owned by the participant or permissible transferee or (iii) by directing the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the option that number of shares of Common Stock having an aggregate fair market

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value on the date of exercise equal to the exercise price for all of the shares of Common Stock subject to such exercise, or (iv) by a combination of any of the foregoing, in the manner provided in the option agreement. Nonqualified Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment of the participant for any reason other than death, retirement or disability. In the event termination of employment of the participant occurs as a result of death, retirement or disability, such an option will be exercisable for 12 months after such termination. If the participant dies within 12 months after termination of employment by retirement or disability, then the period of exercise following death shall be three months. However, in no event shall any option be exercised more than ten years after its initial grant. Leaves of absence granted by the Corporation for military service, illness, and transfers of employment between the Corporation and any subsidiary thereof shall not constitute termination of employment. The Committee shall have the right to determine at the time the option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions, and if so, the nature of the restrictions. Subject to the provisions of this
Section 7, a participant may at any time before the earlier of his or her death or the date when a Nonqualified Option is exercised, direct that all or any portion of the option granted or to be granted pursuant to this Section 7 be granted or regranted in the name of one or more permissible transferees. Such direction shall be effective only to the extent that the Corporation receives written notice from the participant, before his or her death, advising of such a direction, the name or other identifying information concerning the permissible transferee or transferees, and the number of shares to which such direction relates. If an option is issued in the name of a permissible transferee, such permissible transferee shall have, with respect to such option, all of the rights, privileges and obligations which would attach thereunder to the optionee if the option were issued to such participant.


         8. RESTRICTED STOCK. Restricted Stock shall consist of Common Stock of the Corporation issued or transferred under the Plan (other than upon exercise of Stock Options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

         (a) The purchase price, if any, will be determined by the Committee.

         (b) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof, provided, however, that Restricted Stock granted to a person who is subject to Section 16 of the Securities Exchange Act of 1934 (a "Reporting Person") shall, in addition to any other restrictions thereon, not be sold or disposed of for six (6) months following the date of grant; (ii) rights of the Corporation to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the employee's employment within specified periods; (iii) representation by the employee or permissible transferee that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

         (c) The participant or permissible transferee shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock.

         (d) The participant or permissible transferee shall be entitled to vote the Restricted Stock during the period of restriction.

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         (e)   The Committee shall determine whether Restricted Stock is to be delivered to the participant or permissible transferee with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.

         (f) Subject to the provisions of this Section 8(f), a participant may at any time before the earlier of his or her death or the date when all restrictions on Restricted Stock are removed, direct that one or more shares of Restricted Stock granted or to be granted pursuant to this Section 8 be granted or regranted in the name of one or more permissible transferees. Such direction shall be effective only to the extent that the Corporation receives written notice from the participant, before his or her death or the removal of the restrictions, as the case may be, advising of such a direction, the name or other identifying information concerning the permissible transferee or transferees, and the number of shares of Restricted Stock to which such direction relates. If Restricted Stock is issued in the name of a permissible transferee, such permissible transferee shall have, with respect to such Restricted Stock, all of the rights, privileges and obligations which would attach thereunder to the participant if the Restricted Stock were issued to such participant.


         9.    PERFORMANCE AWARDS.

         (a) Performance Awards shall consist of Common Stock of the Corporation, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved over a period of time designated by the Committee, but not in any event more than five years. The goals established by the Committee may include return on average total capital employed, earnings per share, return on stockholders' equity and such other goals as may be established by the Committee. In the event the minimum Corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant or permissible transferee. Actual payment of the award earned shall be in cash or in Common Stock of the Corporation or in a combination of both, as the Committee in its sole discretion determines. If Common Stock of the Corporation is used, the participant or permissible transferee shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. In the event a Reporting Person receives a Performance Award which includes Common Stock of the Corporation, such stock shall not be sold or disposed of for six (6) months following the date of issuance pursuant to such award. In the event of a cash payment, the number of shares reserved for issuance hereunder shall be reduced as if shares had been issued.

         (b)   The Committee is expressly authorized to include under this
Section 9 and to pay under this Plan that portion of any award earned under any separate management incentive award program (or similar program) of the Corporation or any subsidiary thereof which is to be paid or distributed to participants thereunder in Common Stock of the Corporation. If and to the extent that the Committee exercises its authority to include and pay such awards under this Plan, the designation of the incentive award program as covered by this Plan shall be sufficient to include the participants under such award program as participants in this Plan, but such participants may not receive any other benefits or distributions under this Plan unless they are separately designated as participants hereunder with specific additional rights to benefits described only in this Plan. Reporting Persons who receive payment under this Section 9 shall be subject to the provisions of this Plan applicable to awards to Reporting Persons.

         (c) Subject to the provisions of this Section 9(c), a participant may at any time before the earliest of his or her death, the date on which the goals established for a Performance Award are met, or the expiration of a Performance Award, direct that all or any portion of the

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Performance Award granted or to be granted pursuant to Section 9(a) (but not pursuant to Section 9(b)) be granted or regranted in the name of one or more permissible transferees. Such direction shall be effective only to the extent that the Corporation receives written notice from the participant, before the earliest of the dates described in the preceding sentence, advising of such a direction, the name or other identifying information concerning the permissible transferee or transferees, and the number and description of the awards to which such direction relates. If a Performance Award is issued in the name of a permissible transferee, such permissible transferee shall have, with respect to such Performance Award, all of the rights, privileges and obligations which would attach thereunder to the participant if the Performance Award were issued to such participant.


         10.   ADJUSTMENT PROVISIONS.

         (a) If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the maximum number of shares available to a particular participant or permissible transferee, and the number of shares covered by each outstanding benefit, shall be adjusted so that the aggregate consideration payable to the Corporation, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

         (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

         (c) The six month holding periods in Sections 6 and 7 above shall not apply in the event that more than 20% of the Corporation's Common Stock, business, or assets are purchased or acquired by any person, firm, corporation, or group acting in concert and without agreement of the Corporation's Board of Directors. In such event, any such option or right shall be deemed exercisable upon grant and with no waiting period.


         11. NONTRANSFERABILITY. Each benefit granted under the Plan to an employee shall not be transferable, to other than a permissible transferee, otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder), and shall be exercisable, during the participant's lifetime, only by the participant or a permissible transferee. In the event of the death of a participant, exercise or payment shall be made only:

         (a) By or to a permissible transferee, the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the benefit shall pass by will or the laws of descent and distribution; and

         (b) To the extent that the deceased participant was entitled thereto at the date of his death.

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         12.   TAXES.  The Corporation shall be entitled to withhold the
amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Corporation may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Corporation at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.


         13. TENURE. A participant's right, if any, to continue to serve the Corporation and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.


         14.   DURATION, INTERPRETATION, AMENDMENT AND TERMINATION.   No
benefit shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Corporation and the participant or such other person as may then have an interest therein. Also, by mutual agreement between the Corporation and a participant or permissible transferee hereunder, Stock Options or other benefits may be granted to such participant or permissible transferee in substitution and exchange for, and in cancellation of, any benefits previously granted such participant or permissible transferee under this Plan. To the extent that any Stock Options or other benefits which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Stock Options or other benefits would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Stock Options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, Stock Options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Stock Option or other benefits under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant's or permissible transferee's consent. No amendment of the Plan shall, without approval of the stockholders of the Corporation (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of benefits that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Common Stock which may be made subject to benefits under the Plan; or (c) modify the requirements as to eligibility for benefits under the Plan.

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